SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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                              Franklin Alternative Strategies Funds

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Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://www.franklintempleton.com/K2EMSOInfo.

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and  the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this notice and the Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board.  On February 25, 2015, the Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and EMSO Partners Limited (“EMSO”), pursuant to which EMSO began managing an allocated portion of the Fund’s assets on April 15, 2015.

A more detailed description of EMSO and its investment operations, information about the new sub-advisory agreement with EMSO, and the reasons the Board appointed EMSO as a sub-advisor, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about May 15, 2015, to shareholders of record of the Fund as of April 27, 2015.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301.  The Information Statement will be available online until at least September 15, 2015.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  On February 25, 2015 (the “February Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”) and EMSO Partners Limited (“EMSO”) at an in-person meeting, pursuant to which EMSO began managing an allocated portion of the Fund’s assets on April 15, 2015.   The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  K2 Advisors has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.  The Fund is structured as a multi-manager fund.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about May 15, 2015 to all shareholders of record of the Fund as of April 27, 2015 (the “Record Date”).  The Information Statement will be available online at https://www.franklintempleton.com/K2EMSOInfo until at least September 15, 2015.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPOINTMENT OF EMSO AS SUB-ADVISOR TO THE FUND

Why am I receiving this Information Statement?

This Information Statement is being furnished by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved a new sub-advisory agreement between K2 Advisors and EMSO (the “New Sub-Advisory Agreement”).  This Information Statement provides details regarding EMSO, the New Sub-Advisory Agreement and the reasons the Board appointed EMSO as a new sub-advisor.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly-owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

Why was EMSO appointed as a New Sub-Advisor?

K2 Advisors recommended that the Board approve the appointment of EMSO as a sub-advisor to the Fund to manage a portion of the Fund’s assets using an emerging markets fixed income strategy.

Has the addition of EMSO increased the Fund’s fees and expenses?

No.  The addition of EMSO as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of EMSO as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about EMSO

            EMSO is an SEC-registered investment adviser located at Iron Trades House, 21-24 Grosvenor Place, London, SW1X 7HF United Kingdom.  EMSO was founded in 2000 and is wholly owned by White Park Limited, a non-public holding company.  White Park Limited is wholly owned by Mark R. Franklin (Chief Investment Officer and Founder of EMSO) and other employees of EMSO.  As of December 31, 2014, EMSO had approximately $2.06 billion of assets under management.

            The names and principal occupations of the principal executive officers of EMSO, as of the Record Date, are set forth below. The business address of each person is Iron Trades House, 21-24 Grosvenor Place, London, SW1X 7HF United Kingdom.

Name	Title
Mark R. Franklin	Chief Investment Officer
Rory McGregor	Chief Operating Officer

EMSO is also a sub-advisor to a portion of the Blackstone Alternative Multi-Manager Fund, which has an investment objective and principal investment strategies that are similar to the portion of the Fund’s assets managed by EMSO, and for which EMSO receives fees based on an annual percentage of the average daily net assets of the fund allocated to EMSO.

material terms of the New sub-advisory agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement.  The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, EMSO provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and EMSO, including management of a continuous investment program for that portion of the Fund’s assets allocated to EMSO by K2 Advisors from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Sub-Advised Portion.

            Management Fees.  K2 Advisors compensates EMSO for providing investment advice and analysis and for managing the Sub-Advised Portion.  K2 Advisors pays EMSO for its services from the investment management fees it receives from the Fund.

Payment of Expenses.  During the term of the New Sub-Advisory Agreement, EMSO will pay all expenses incurred by it in connection with the activities to be provided by EMSO under the agreement other than the costs of purchasing and selling assets (including brokerage commissions, if any) for the Sub-Advised Portion and expenses incurred by EMSO that relate to the use of outside experts, including counsel, for post-investment decision activities.

Brokerage.  In performing the services described above, EMSO shall use its best efforts to obtain for the Fund the most favorable price and execution available.  Subject to prior authorization of appropriate policies and procedures by the Board, EMSO may, to the extent authorized by law and in accordance with the terms of the Fund’s prospectus and statement of additional information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and/or research services provided by the broker.

Continuance.  The New Sub-Advisory Agreement will remain in effect for two years after its effective date of March 2, 2015, unless earlier terminated.  As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval.

            Termination.  The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to K2 Advisors and EMSO, (ii) by K2 Advisors or EMSO upon at least sixty (60) days’ written notice to the other party, or (iii) by K2 Advisors or the Fund upon a material breach by EMSO of any of EMSO’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected within ten (10) Business Days after receipt of notice thereof by K2 Advisors or the Fund.  “Business Day” means any day (except Saturday or Sunday) on which banks in New York and London are open for business.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund.

Standard of Care.  Under the New Sub-Advisory Agreement, EMSO and its affiliates, and its or their directors, officers or employees cannot be held liable to K2 Advisors or the Fund or to any shareholder of the Fund in the absence of EMSO’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties thereunder, or untrue statement of a material fact (or an omission of such statement) pertaining to the Sub-Advised Portion or EMSO.  EMSO is required to indemnify the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees for any damages or liability incurred by them as a result of EMSO’s material breach of the New Sub-Advisory Agreement, as well as under certain other circumstances.  The New Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors is required to indemnify EMSO.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

At the February Meeting, K2 Advisors recommended that the Board approve the New Sub-Advisory Agreement, and the Board, including a majority of the Independent Trustees, approved the New Sub-Advisory Agreement.  In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and initial approval of the investment management agreement between K2 Advisors and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and each of the Fund’s existing sub-advisors.

In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the New Sub-Advisory Agreement including: (1) a copy of the proposed form of New Sub-Advisory Agreement; (2) information describing the nature, quality and extent of services that EMSO would provide to the Fund, and the proposed sub-advisory fees payable to EMSO; (3) a report from K2 Advisors on the diligence conducted on EMSO and the reasons for recommending EMSO as a sub-advisor for the Fund, including, but not limited to, EMSO’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Fund’s Chief Compliance Officer regarding EMSO’s compliance program and capabilities, including EMSO’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Chief Compliance Officer with respect thereto.  The Board noted that the terms of the New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by EMSO to the Fund under the New Sub-Advisory Agreement; (2) EMSO’s experience as a manager of other funds and accounts; (3) EMSO’s strength and reputation within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of EMSO, including the management team’s expertise in the management of other alternative strategy funds; (6) profitability matters; (7) reports from K2 Advisors on the diligence conducted on EMSO and the reasons for recommending EMSO as a sub-advisor for the Fund, including, but not limited to, EMSO’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) a report from the Trust’s Chief Compliance Officer regarding EMSO’s compliance program and capabilities, including EMSO’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto.  Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as EMSO’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goals.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by EMSO. In this regard, they reviewed the Fund’s investment goal and EMSO’s proposed investment strategy and sub-strategy, and EMSO’s ability to implement such investment strategy and/or sub-strategy, including, but not limited to, EMSO’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by EMSO, the Board noted the responsibilities that EMSO would have with respect to the Sub-Advised Portion of the Fund, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the successful performance of EMSO in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion of the Fund.

The Trustees reviewed the portfolio management team at EMSO that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by EMSO, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding EMSO’s compliance programs as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing EMSO as a sub-advisor to the Fund, including the due diligence undertaken with respect to EMSO’s compliance capabilities, and efforts to integrate EMSO’s operations, policies, procedures and compliance functions with those of K2 Advisors.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by EMSO to the Fund and its shareholders and were confident in the abilities of EMSO to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as EMSO has not provided any services to the Fund, there was no investment performance of EMSO with respect to the Fund.  The Board considered the investment performance of EMSO in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion. The Board also considered the proposed performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of EMSO in managing the Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by EMSO.  The Board also noted that it could not evaluate EMSO’s profitability with respect to the Fund since no assets had yet been allocated to EMSO.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to EMSO and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to EMSO were the product of arms-length negotiations between K2 Advisors and EMSO and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and EMSO in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and EMSO. The Trustees considered various other products, portfolios and entities that are advised by EMSO and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts.  The Board considered the extent to which EMSO may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring EMSO as a sub-advisor to the Fund, the Board considered the following: (1) the limited operating history of the Fund, (2) that the Fund is not anticipated to generate significant, if any, profit for K2 Advisors and/or its affiliates for some time, (3) the sub-advisory fees to be paid to EMSO are the same as the fees charged by all of the Fund’s existing sub-advisors, other than one sub-advisor that charges a fee lower than the sub-advisory fees to be charged by EMSO, and (4) K2 Advisors’ belief that the hiring of EMSO as a sub-advisor will not have any demonstrable impact on K2 Advisors’ profitability.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure was fair and reasonable.

ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by EMSO as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. Because the Fund had only recently commenced operations, the Board concluded that economies of scale were difficult to consider at this time.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub-Advisory Agreement, including the fees payable thereunder, with EMSO for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Unaffiliated Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an investment management agreement dated September 25, 2013, between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”).  The Management Agreement was approved by the Board, including the Independent Trustees, on September 13, 2013. K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of March 31, 2015, over $880 billion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a majority owned subsidiary of Franklin Resources, Inc. (“FRI”).  FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal shareholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 17.4% and 17.3%, respectively, of its outstanding shares as of March 31, 2015.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

 The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to discharge and delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays K2 Advisors a fee equal to an annual rate of 2.05% of the value of its net assets for managing the Fund’s assets, including investment advisory services and Fund administration services. The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.  K2 Advisors has contractually agreed to waive the investment management fee it receives from the Fund in an amount equal to the investment management fee it was paid by a Cayman Islands-based company that is wholly-owned by the Fund (the “Subsidiary”).  This waiver may not be terminated and will remain in effect for as long as K2 Advisors’ contract with the Subsidiary is in place. In addition, K2 Advisors has agreed to waive or limit its fees and to assume as its own certain expenses otherwise payable by the Fund so that expenses (excluding Rule 12b-1 fees; acquired fund fees; expenses related to securities sold short; and certain non-routine expenses or costs (including those relating to litigation, indemnification, reorganizations and liquidations)) for each class of the Fund do not exceed (and could be less than) 1.95% until September 30, 2015.  Prior to October 1, 2014, this fee and expense waiver was capped at 2.15%.  Under this fee and expense waiver, fees and expenses of the Fund (including management and custody fees) will be waived equally among all classes and, to the extent necessary, transfer agency fees will be waived equally among all classes, except with respect to Class R6, for which its class-specific transfer agency fees may be waived in a different amount.  The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver for the period October 4, 2013 (effective date) through May 31, 2014 were 2.05% and 1.41%, respectively.  For the period October 4, 2013 (effective date) through May 31, 2014, the aggregate amount of the investment management fees paid by the Fund to K2 Advisors was $2,091,904 (after fee waivers).  Investment management fees before waivers totaled $3,050,018.

The Fund’s current sub-advisors and their associated strategies are listed below:

Name of Sub-Advisor	Strategy
Chilton Investment Company, LLC	Long Short Equity
Impala Asset Management, LLC	Long Short Equity
Jennison Associates, LLC	Long Short Equity
Wellington Management Company, LLP	Long Short Equity
P. Schoenfeld Asset Management L.P.	Event Driven
York Registered Holdings, L.P.	Event Driven
Basso Capital Management, L.P.	Relative Value
Chatham Asset Management, LLC	Relative Value
Lazard Asset Management, LLC	Relative Value
Loomis Sayles & Company, L.P.	Relative Value
Graham Capital Management, L.P.	Global Macro

In order to gain exposure to commodities, the Fund has established the Subsidiary to invest in commodity-linked derivatives, including swaps, certain commodity linked notes, options, futures and options on futures.  The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets.  The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary.  The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time.  K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly-owned subsidiary of FRI and an affiliate of K2 Advisors.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services and facilities for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of April 27, 2015, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund’s management, as of April 27, 2015, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of April 27, 2015, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE Franklin K2 Alternative Strategies Fund AS OF April 27, 2015

Franklin K2 Alternative Strategies Fund	Outstanding Shares
Class A Shares	12,468,449
Class C Shares	3,960,725
Class R Shares	1,125,056
Class R6 Shares	19,491,004
Advisor Class Shares	26,985,248
Total	64,030,482

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Alternative Strategies Fund as of April 27, 2015

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	2,995,605	24.03
	Charles Schwab & Co, Inc. 211 Main Street San Francisco, CA 94105-1905	2,429,094	19.48
	National Financial Services LLC 499 Washington Boulevard Jersey City, NJ 07310-1995	1,617,350	12.97
	LPL Financial 4707 Executive Drive San Diego, CA 92121-3091	930,759	7.46

Class C Shares	Franklin Resources, Inc. Franklin Templeton Investments 1 Franklin Parkway San Mateo, CA 94403-1906	1,097,466	27.71
	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	583,867	14.74
	Morgan Stanley Smith Barney 2 Harborside Financial Center Floor 3 Jersey City, NJ 07311-1114	412,099	10.40
	First Clearing LLC 2801 Market Street Saint Louis, MO 63103-2523	334,132	8.44
	National Financial Services LLC 499 Washington Boulevard Jersey City, NJ 07310-1995	316,674	8.00
	UBS WM USA 499 Washington Boulevard Floor 9 Jersey City, NJ 07310-2055	281,425	7.11
Class R Shares	Franklin Resources, Inc. Franklin Templeton Investments 1 Franklin Parkway San Mateo, CA 94403-1906	1,097,466	97.55
Class R6 Shares	Franklin Moderate Allocation Fund 3344 Quality Drive Rancho Cordova, CA 95670-7313	7,665,529	39.33
	Franklin Conservative Allocation Fund 3344 Quality Drive Rancho Cordova, CA 95670-7313	4,833,646	24.80
	Franklin Growth Allocation Fund 1 Franklin Parkway San Mateo, CA 94403-1906	4,192,880	21.51

Advisor Class Shares	UBS WM USA 499 Washington Boulevard Floor 9 Jersey City, NJ 07310-2055	7,125,419	26.40
	Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	4,107,971	15.22
	First Clearing LLC 2801 Market Street Saint Louis, MO 63103-2523	3,316,476	12.29
	National Financial Services LLC 499 Washington Boulevard Jersey City, NJ 07310-1995	2,915,575	10.80
	Morgan Stanley Smith Barney 2 Harborside Financial Center Floor 3 Jersey City, NJ 07311-1114	2,542,740	9.42
	Charles Schwab & Co, Inc. 211 Main Street San Francisco, CA 94105-1905	1,615,321	5.99
	RBC Capital Markets LLC 60 South 6th Street P08 Minneapolis, MN 55402-4400	1,534,466	5.69

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